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                                                                    EXHIBIT 99.3





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                       VERTEX COMMUNICATIONS CORPORATION

                                  EXHIBIT 99.3
                                       TO
                          CURRENT REPORT ON FORM 8-K/A
         Date of Report (Date of Earliest Event Reported):  May 9, 1997

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                            NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into this 11th day of June, 1997, by and among REIN LUIK, an individual resident of Santa Clara County, California ("Luik"), VERTEX COMMUNICATIONS CORPORATION, a Texas corporation ("Vertex"), and VERTEX ACQUISITION CORPORATION, a Nevada corporation ("VAC"), which is a wholly-owned subsidiary of Vertex and which has its principal place of business in Santa Clara County, California.


                              W I T N E S S E T H:


         WHEREAS, Luik (along with his wife) owns approximately twenty-one percent (21%) of the issued and outstanding capital stock of TIW Systems, Inc., a California corporation ("TIW"), exclusive of any stock of TIW that Luik may beneficially own as a participant in the TIW Systems Incorporated Employee Stock Ownership Plan;

         WHEREAS, Luik is also a Director and an officer of TIW;

         WHEREAS, Vertex, VAC, TIW, Luik, Heldur Tonisson and the TIW Systems Incorporated Employee Stock Ownership Trust have previously entered into that certain Agreement and Plan of Reorganization dated May 9, 1997 (the "Reorganization Agreement") under the terms of which VAC will acquire TIW pursuant to a forward triangular merger whereby VAC will be the surviving corporation (the "Merger") effective upon the date (the "Effective Date") which is the later of the date of (i) the filing of Articles of Merger with, and issuance of a Certificate of Merger by, the Secretary of State of Nevada, and
(ii) the filing of Articles of Merger with, and issuance of a Certificate of Merger by, the Secretary of State of California.

         WHEREAS, as a result of the Merger the shareholders of TIW, including Luik, will collectively receive an aggregate amount of $7,892,824.00 in cash and an aggregate amount of 574,359 shares of Vertex common stock, $.10 par value per share (collectively, the "Merger Consideration");

         WHEREAS, as a result of the Merger, all property, rights, privileges, powers and franchises, and all and every other interest of TIW shall thereafter be the property of VAC, including all assets of TIW used in operating TIW's business as a manufacturer of earth station satellite communications antenna, radio telescopes and associated components (the "Acquired Business");

         WHEREAS, in connection with the Reorganization Agreement and as a material inducement to Vertex and VAC to enter into the Reorganization Agreement and perform their respective obligations thereunder, including the payment of the Merger Consideration to the shareholders of TIW, including Luik, and in order to protect the assets and goodwill of TIW, Luik has agreed that Luik will not enter into competition with Vertex or VAC relative to the operation of the Acquired Business for a period of four (4) years from the Effective Date, and the parties hereto desire to more specifically delineate such agreement herein;





NONCOMPETITION AGREEMENT - Page 1

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         NOW, THEREFORE, for and in consideration of the premises, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1

                        Agreement Regarding Competition

         1.1 Agreement Not to Compete. For and in consideration of Vertex and VAC entering into the Reorganization Agreement and performing their respective obligations thereunder, including the payment of the Merger Consideration, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Luik, Luik covenants and agrees that, except as hereinafter set forth, during the Term hereof, as defined in
Section 1.5 below, Luik will not, directly or indirectly, either as an employee (other than on behalf of Vertex or VAC or an affiliate thereof), employer, consultant, agent, principal, partner, shareholder (other than through ownership of publicly traded capital stock of a corporation which represents less than five percent (5%) of the outstanding capital stock of such corporation) corporate officer, director or in any other individual or representative capacity, engage or participate in any business located in the United States of America that engages in the design, manufacture and implementation of satellite communication equipment and facilities, radio telescopes or associated components or that competes with the business of the Acquired Business as conducted as of the date hereof. Luik further agrees that the existence of any cause of action against Vertex, VAC or the Acquired Business shall not constitute a defense to the enforcement by Vertex or VAC of this Agreement.

         1.2 Nonsolicitation of Customers. During the Term hereof, Luik shall not, either directly or indirectly, call on, solicit or take away or attempt to call on, solicit or take away any of the customers or clients of VAC or the Acquired Business as of the date hereof for the purpose of selling products or services to such customers or clients which compete with the products or services being sold or provided by VAC or the Acquired Business either for himself or for any other person, firm, corporation or other entity.

         1.3 Nonsolicitation of Employees. During the Term hereof, Luik shall not, either directly or indirectly:

                 (a) Solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety
         (90) days was an employee) of TIW or of Vertex or of VAC or their respective affiliates or any other person who is under contract with or rendering services to TIW or to Vertex or VAC or their respective affiliates, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such person or to become employed by or to enter into contractual relations with any persons other than such person or to enter into a relationship with a competitor of TIW, Vertex, VAC or their respective affiliates;

                 (b) Approach any such employee or other person for any of the foregoing purposes, or

                 (c) Authorize or approve or assist in the taking of any such actions by any person other than TIW, Vertex, VAC or their respective affiliates.





NONCOMPETITION AGREEMENT - Page 2

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         1.4     Restrictions on Certain Actions.  During the Term hereof, Luik shall not, either directly or indirectly, make any statements, or take any actions, that would disparage Vertex, VAC or the Acquired Business.

         1.5 Term. The Term of this Agreement (the "Term") shall be a period of forty-eight (48) months commencing on the Effective Date and ending at midnight on the same date forty-eight (48) months after the Effective Date.


                                   ARTICLE 2

                                    Remedies

         2.1 Remedies. In the event of the breach or threatened breach by Luik of any provision of Sections 1.1, 1.2, 1.3 and/or 1.4 hereof, Vertex and/or VAC, as applicable, shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to any other legal and equitable relief to which it may be entitled, including any and all monetary damages which Vertex or VAC or the Acquired Business may incur as a result of said breach, violation or threatened breach or violation. Vertex or VAC, as applicable, may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

         2.2 Attorney Fees. The parties hereto agree that in the event that Vertex and/or VAC finds it necessary to employ attorneys to enforce the provisions of Sections 1.1, 1.2, 1.3 or 1.4 hereof through litigation, Vertex and/or VAC, as applicable, shall be entitled to be reimbursed its reasonable attorneys' fees and related court costs from Luik if Vertex and/or VAC is the prevailing party in such litigation.


                                   ARTICLE 3

                               General Provisions

         3.1 Integration. This Agreement contains the complete agreement between the parties hereto with respect to the subject matter hereof, supersedes any existing agreements between such parties with respect to the subject matter hereof and cannot be changed or terminated except by written instrument executed by each of the parties.

         3.2 Continuation Following Assignment. Luik agrees that this Agreement and the covenants contained herein shall continue to be binding and controlling on Luik notwithstanding the assignment of all or any part of VAC's rights to or interest in the Acquired Business by VAC.

         3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.





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         3.4     Severable Provisions.  The intent of each party hereto is that the restrictions and limitations on Luik described herein shall apply and be enforceable to the fullest extent allowed by law and shall under no circumstances be terminated in full in the event that any portion of such limitations or restrictions exceed applicable law. The illegality, invalidity or unenforceability of any term or provision of this Agreement shall have no effect on any other term or provision of this Agreement and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law. In the event any court of competent jurisdiction determines that any part of the provisions hereof exceed any applicable geographical, temporal or other legal or equitable limitations or restrictions, then such court is hereby authorized and requested by the parties to limit or reform the applicable limitations and restrictions to the minimum extent necessary so that such limitations and restrictions set forth herein are enforceable under applicable law.

         3.5 Choice of Law and Venue. THIS AGREEMENT IS MADE AND ENTERED INTO IN KILGORE, GREGG COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR GREGG COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.


         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed and delivered by its duly authorized representative as of the day and year first above written.

                                     LUIK:


                                     /s/ Rein Luik
                                     -------------------------------------------
                                     REIN LUIK, Individually

                                     VERTEX:



                                     VERTEX COMMUNICATIONS CORPORATION



                                     By: /s/ J. Rex Vardeman
                                        ----------------------------------------
                                        J. REX VARDEMAN,
                                        President and Chief Executive Officer



                                     VERTEX ACQUISITION CORPORATION


                                     By: /s/ James D. Carter
                                        ----------------------------------------
                                        JAMES D. CARTER, Vice President





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